SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                              [Amendment No. ____]

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|X|  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                          Advanced Nutraceuticals, Inc.
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                (Name of Registrant as Specified in its Charter)


                                 Not Applicable

       (Name of Person(s) Filing Proxy Statement if other than Registrant)

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               On September 2, 2003, Advanced Nutraceuticals, Inc.
                       issued the following press release:

            Advanced Nutraceuticals, Inc. Announces Board Approval to
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                       Seek Reverse Split of Common Stock
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     Denver, CO, September 2, 2003 - Advanced Nutraceuticals, Inc. (OTC Bulletin
Board: ANII), announced today that its Board of Directors has authorized the executive officers of the Company to seek stockholder approval to effect a stock split of one share to be issued for every 300 shares outstanding as of a record date to be determined. The amount or formula for payment of fractional shares will be determined in the future. A meeting of the Company's stockholders is expected to be scheduled to consider the reverse stock split, following preparation of the required proxy solicitation materials and other documents for filing with the SEC, and subsequent distribution to the stockholders.

For additional information contact:

Jeff McGonegal (303) 475-3786 (Email: jmcgonegal@anii.cc) or
Gregory Pusey (303) 722-4008 (Email: gpusey@anii.cc)

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This press release includes "forward looking statements" as defined by the Securities and Exchange Commission (the "SEC"). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors ANII believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of ANII. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including adverse changes in market conditions, fluctuations in sales volumes and problems in collecting receivables. Furthermore, ANII does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this release should be considered in conjunction with the warnings and cautionary statements contained in the Company's recent filings with the SEC.

STOCKHOLDERS OF ANII AND OTHER INVESTORS ARE URGED TO READ THE PROXY STATEMENT IN CONNECTION WITH THE PROPOSED REVERSE STOCK SPLIT BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT ANII, THE REVERSE STOCK SPLIT, THE PERSONS SOLICITING PROXIES AND THEIR INTERESTS IN THE REVERSE STOCK SPLIT AND RELATED MATTERS. The proxy statement will be filed with the SEC by ANII. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by ANII with the SEC at the SEC's website at www.sec.gov. The proxy statement may also be obtained from ANII by directing such request to Advanced Nutraceuticals, Inc. at 106 S. University Blvd. #14, Denver, CO 80209, telephone (303) 722-4008. ANII, its directors, executive officers and certain members of management and employees may be considered "participants in the solicitation" of proxies from ANII's stockholders in connection with the reverse stock split. Information regarding such persons and description of their interests in the reverse stock split is contained in ANII's filing with the SEC under Rule 14a-12 on January 3, 2003.

                   CERTAIN INFORMATION CONCERNING PARTICIPANTS

     ANII, its directors, executive officers and certain members of management and employees may be considered "participants in the solicitation" of proxies from ANII's shareholders in connection with the reverse stock split. The participants in such solicitation may include the directors of ANII: F. Wayne Ballenger, Randall D. Humphreys, Gregory Pusey, Pailla M. Reddy and David E. Welch and the following executive officer of ANII: Jeffrey G. McGonegal (Senior Vice President - Finance and Secretary).